                                 EXHIBIT 99 (A)

           BANCFIRST and Subsidiary Consolidated Financial Statements
                            dated September 30, 1993

BANCFIRST CORPORATION AND SUBSIDIARY


Consolidated Statements Of Financial Condition as of September 30, 1993 and 1992 and Consolidated
Statements of Income, Stockholders' Equity and Cash
Flows for Each of the Three Years Ended September 30,
1993 and Independent Auditors' Report

BANCFIRST CORPORATION AND SUBSIDIARY

TABLE OF CONTENTS
- -------------------------------------------------------------------------------------------



                                                                                            PAGE


INDEPENDENT AUDITORS' REPORT                                                                  1

CONSOLIDATED STATEMENTS OF:

   Financial Condition as of September 30, 1993 and 1992                                    2-3

   Income for the Years Ended September 30, 1993, 1992 and 1991                             4-5

   Stockholders' Equity for the Years Ended September 30, 1993, 1992 and 1991                 6

   Cash Flows for the Years Ended September 30, 1993, 1992 and 1991                         7-8

   Notes to Consolidated Financial Statements                                              9-26


INDEPENDENT AUDITORS' REPORT


Board of Directors of BANCFIRST Corporation
  Decatur, Alabama

We have audited the accompanying consolidated statements of financial condition of BANCFIRST Corporation and its wholly-owned subsidiary, BANKFIRST, a federal savings bank, as of September 30, 1993 and 1992 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended September 30, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BANCFIRST Corporation and subsidiary as of September 30, 1993 and 1992 and the results of their operations and their cash flows for each of the three years ended September 30, 1993 in conformity with generally accepted accounting principles.





Deloitte & Touche
Birmingham, Alabama
October 28, 1993

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SEPTEMBER 30, 1993 AND 1992 (DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------
                                                                                      1993              1992
ASSETS

Cash and cash equivalents (including
 interest-bearing deposits of $144 and
 $384, respectively)                                                                  $  2,462        $  3,486
Investment securities (Notes 2 and 16):
   Held for investment (estimated market
    values of $5,553 and $23,670,
    respectively)                                                                        5,208          22,636
   Held for sale (estimated market value of
    $18,299)                                                                            17,573               -
Mortgage-backed securities (Notes 3 and 16):
   Held for investment (estimated market
    values of $3,163 and $79,625, respectively)                                          3,022          77,600
   Held for sale (estimated market value of
    $74,615)                                                                            73,275               -
Loans receivable, net (net of allowance for
 possible loan losses of $1,162 and $1,035,
 respectively) (Notes 4 and 16)                                                        152,310         148,383
Mortgage loans held for sale                                                             4,263               -
Accrued interest receivable:
   Investment securities                                                                   410             331
   Mortgage-backed securities                                                              552             691
   Loans receivable                                                                      1,221           1,223
Real estate owned and repossessed assets                                                                   407
Premises and equipment, net (Note 5)                                                     4,466           3,013
Stock in Federal Home Loan Bank ("FHLB"),
 at cost (Note 6)                                                                        1,696           1,696
Prepaid expenses and other assets (Note 8)                                                 652             705
                                                                                      --------        --------

TOTAL ASSETS                                                                          $267,110        $260,171
                                                                                      ========        ========

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SEPTEMBER 30, 1993 AND 1992 (DOLLARS IN THOUSANDS)
- ---------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                                                    1993              1992
LIABILITIES:
   Deposits (Notes 7 and 16)                                                          $217,771        $213,828
   Borrowed funds (Notes 12 and 16)                                                     17,000          17,000
   Advances by borrowers for taxes and insurance                                           888             866
   Accrued interest payable                                                                133             147
   Income taxes (Note 10):
       Current                                                                             316             365
       Deferred                                                                            401             242
   Other liabilities                                                                       709             925
                                                                                      --------        --------
       Total liabilities                                                               237,218         233,373
                                                                                      --------        --------

COMMITMENTS (Note 13)

STOCKHOLDERS' EQUITY (Notes 10 and 11):
   Serial preferred stock - $.01 par value,
    400,000 shares authorized - none issued
   Capital stock - $.01 par value, 2,600,000
    shares authorized, 1,784,193 and 1,773,718
    shares issued and outstanding, respectively                                             18              18
   Additional paid-in capital                                                           11,184          11,075
   Retained income, substantially restricted                                            18,690          15,705
                                                                                      --------        --------
       Total stockholder's equity                                                       29,892          27,798
                                                                                      --------        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $267,110        $260,171
                                                                                      ========        ========

See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- ----------------------------------------------------------------------------------------------------------------
                                                                           1993          1992            1991
INTEREST INCOME:
   Mortgage loans                                                        $ 9,028        $10,170        $11,143
   Consumer and other loans                                                4,160          3,737          3,321
   Mortgage-backed securities                                              5,006          5,551          4,821
   Investment securities                                                   1,699          1,677          1,919
   Other                                                                      98            110            114
                                                                         -------        -------        -------
          Total interest income                                           19,991         21,245         21,318
                                                                         -------        -------        -------

INTEREST EXPENSE:
   Deposits (Note 7)                                                       7,835         10,493         13,522
   Borrowed funds (Note 12)                                                  853            444
                                                                         -------        -------        -------
          Total interest expense                                           8,688         10,937         13,522
                                                                         -------        -------        -------

NET INTEREST INCOME                                                       11,303         10,308          7,796

PROVISION FOR LOAN LOSSES (Note 4)                                           150            608            426
                                                                         -------        -------        -------

NET INTEREST INCOME AFTER PROVISION FOR
 LOAN LOSSES                                                              11,153          9,700          7,370
                                                                         -------        -------        -------

NONINTEREST INCOME:
   Fees and charges on loans                                                 102             94             99
   Service fee income on loans sold                                           73             80             92
   Fees and service charges on deposit
    accounts                                                                 540            496            449
   Insurance commissions                                                      76             68             81
   Net gain on sale of:
       Investment securities (Note 2)                                         28             55              3
       Mortgage-backed securities (Note 3)                                                   79              6
   Other                                                                     442            447            315
                                                                         -------        -------        -------
          Total noninterest income                                         1,261          1,319          1,045
                                                                         -------        -------        -------

NONINTEREST EXPENSE:
   Salaries and employee benefits                                          2,626          2,428          2,120
   Net occupancy expense                                                     629            538            589
   Data processing expense                                                   572            422            410
   Insurance premiums                                                        471            542            499
   Marketing and public relations                                            449            473            279
   Professional fees                                                         383            348            195
   Printing and office supplies expense                                      166            113             90
   Other (Note 8)                                                            564            532            571
                                                                         -------        -------        -------
          Total noninterest expense                                        5,860          5,396          4,753
                                                                         -------        -------        -------

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- --------------------------------------------------------------------------------------------------------------
                                                                 1993                1992               1991
                                                              ---------           ---------          ---------
INCOME BEFORE INCOME TAX EXPENSE                              $   6,554          $   5,623           $   3,662

INCOME TAX EXPENSE (Note 10)                                      2,467              2,240               1,276
                                                              ---------          ---------           ---------

NET INCOME                                                    $   4,087          $   3,383           $   2,386
                                                              =========          =========           =========

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                                1,836,365          1,802,141           1,783,388
                                                              =========          =========           =========

EARNINGS PER SHARE                                            $    2.23          $    1.88           $    1.34
                                                              =========          =========           =========

CASH DIVIDENDS PER SHARE                                      $    0.62          $    0.57           $    0.47
                                                              =========          =========           =========



See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- ----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    NET UNREALIZED
                                                                                                     DEPRECIATION
                                                                             RETAINED                 ON CERTAIN
                                                       ADDITIONAL             INCOME                  MARKETABLE          TOTAL
                                       CAPITAL          PAID-IN            SUBSTANTIALLY                EQUITY         STOCKHOLDERS'
                                        STOCK           CAPITAL              RESTRICTED               SECURITIES          EQUITY
                                        -----           -------              ----------               ----------          ------
BALANCE, October 1, 1990                 $ 18           $10,920               $11,756                  $(143)           $22,551
Net income                                                                      2,386                                     2,386
Change in net unrealized
 depreciation on certain
 marketable equity securities                                                                            143                143
Cash dividends - $.47 per share                                                  (817)                                     (817)
Proceeds from issuance of
 capital stock upon exercise
 of options                                                  20                                                              20
                                          ---           -------               -------                  -----            -------

BALANCE, September 30, 1991                18            10,940                13,325                  $   0             24,283
                                                                                                       =====
Net income                                                                      3,383                                     3,383
Cash dividends - $.57 per share                                                (1,003)                                   (1,003)
Proceeds from issuance of
 capital stock upon exercise
 of options                                                 135                                                             135
                                          ---           -------               -------                                   -------

BALANCE, September 30, 1992                18            11,075                15,705                                    26,798
Net income                                                                      4,087                                     4,087
Cash dividends - $.62 per share                                                (1,102)                                   (1,102)
Proceeds from issuance of
 capital stock upon exercise
 of options                                                 109                                                             109
                                          ---           -------               -------                                   -------

BALANCE, at September 30, 1993            $18           $11,184               $18,690                                   $29,892
                                          ===           =======               =======                                   =======


See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------

                                                                         1993           1992           1991
                                                                         ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                           $  4,087       $  3,383       $  2,386
   Adjustments to reconcile net income to net
    cash provided by operating activities:
       Provision for loan losses                                             150            608            426
       Provision for depreciation                                            297            280            345
       Provision for deferred income taxes                                   159             66            (66)
       Accretion of discounts                                                (57)           (51)           (62)
       Amortization of premiums                                              400            329            133
       Gain on sale of investment securities                                 (28)           (55)            (3)
       Loans originated for resale                                       (13,194)        (4,118)        (4,990)
       Proceeds from sale of loans                                         8,931          4,118          4,990
       Gain on sale of mortgage-backed securities                                           (79)            (6)
       Loss on sale of premises and equipment                                 41
       (Increase) decrease in real estate owned                              407            574           (844)
       (Increase) decrease in other assets                                    97             65           (418)
       Increase (decrease) in other liabilities                             (240)           481            183
                                                                        --------       --------       --------
          Net cash provided by operating activities                        1,050          5,601          2,074
                                                                        --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of investment securities
    (Note 2)                                                               7,029          8,585         18,319
   Proceeds from maturities of investment
    securities                                                               150            150
   Purchases of investment securities                                     (7,370)       (11,388)        (9,931)
   Loan originations                                                     (66,906)       (64,160)       (35,953)
   Mortgage-backed securities purchased                                  (26,964)       (35,834)       (41,236)
   Proceeds from sale of mortgage-backed
    securities (Note 3)                                                    4,351          9,384          2,876
   Principal collections on loans                                         62,808         54,655         38,335
   Principal collections on mortgage-backed
    securities                                                            23,668         17,341          8,560
   Purchases of premises and equipment                                    (1,952)          (667)          (406)
   Proceeds from sale of premises and equipment                              161
                                                                        --------       --------       --------
          Net cash used in investing activities                           (5,025)       (21,934)       (19,436)
                                                                        --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                                3,944            333         16,218
   Advances from the FHLB                                                                17,000
   Cash dividends paid                                                    (1,102)        (1,003)          (817)
   Proceeds from issuance of capital stock                                   109            135             20
                                                                        --------       --------       --------
          Net cash provided by financing
           activities                                                      2,951         16,465         15,421
                                                                        --------       --------       --------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                       $ (1,024)      $    132       $ (1,941)

CASH AND CASH EQUIVALENTS:
   BEGINNING OF YEAR                                                       3,486          3,354          5,295
                                                                        --------       --------       --------
   END OF YEAR                                                          $  2,462       $  3,486       $  3,354
                                                                        ========       ========       ========

See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------

                                                                         1993           1992           1991
                                                                         ----           ----           ----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:

   Cash paid for:
       Interest                                                         $  8,702       $ 10,898       $ 13,552
                                                                        ========       ========       ========

       Income taxes                                                     $  2,354       $  1,759       $  1,122
                                                                        ========       ========       ========

   Transfers to held for sale:
       Investment securities                                            $ 17,573
                                                                        ========

       Mortgage-backed securities                                       $ 73,275
                                                                        ========



See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Holding Company Formation and Principles of Consolidation - On January 24,
    ---------------------------------------------------------
    1991, stockholders of BANKFIRST approved the formation of a holding company. On April 25, 1991, BANKFIRST became the wholly-owned subsidiary of this holding company, BANCFIRST Corporation (formerly ALAFIRST Bancshares, Inc.), a Delaware Corporation. Each outstanding share of BANKFIRST's common stock was converted into one share of common stock of BANCFIRST Corporation.

    The accompanying consolidated financial statements include the accounts of BANCFIRST Corporation and BANKFIRST. BANKFIRST's accounts include its wholly-owned subsidiary, Sunbelt Financial Services, Inc., which was incorporated in July, 1981. Balances and activity reflected in the accompanying consolidated financial statements for the period prior to the formation of BANCFIRST Corporation (through April 24, 1991 of fiscal year
    1991) are those of BANKFIRST only. The operations of BANCFIRST Corporation and BANKFIRST are collectively referred to herein as "the Bank." All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

    See Note 17 for separate condensed financial information for BANCFIRST Corporation only.

    Basis of Financial Statements Presentation - The Bank's consolidated
    ------------------------------------------
    financial statements have been prepared in accordance with generally accepted accounting principles and with general practice within the savings institutions industry. In preparing such financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of real estate owned, Management obtains independent appraisals for significant properties.

    Cash and Cash Equivalents - Cash and cash equivalents are cash on hand,
    -------------------------
    cash in banks and due from banks, and overnight deposits in the FHLB.

    Investments and Mortgage-Backed Securities - Certain investments and
    ------------------------------------------
    mortgage-backed securities that Management has both the ability and intent to hold to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as interest income using a method which approximates the interest method over the period to maturity. Other investments and mortgage-backed securities that may be held for indefinite periods of time, including securities that will be used as a part of Management's asset/liability management strategy or those securities that may be sold in response to changing interest rates, prepayment risks, or similar economic factors, are classified as held for sale. Such securities classified as "held for sale" are carried at lower of cost or market. Sales of such securities are recognized based on the specific identification method. Maturities of mortgage-backed securities are determined by contract life.

    During fiscal 1993, the Bank transferred a significant portion of its investment and mortgage-backed securities to the held for sale category. These transfers were the result of criteria set forth in Statement of Financial Accounting Standards ("SFAS") No. 115 Accounting for Investments
                                                    --------------------------
    in Certain Debt and Equity Securities issued in May 1993 (discussed later
    -------------------------------------
    in Note 1) and a change in the Bank's intent with regard to holding certain securities because of the anticipated adoption of this statement.

    Mortgage Loans Held for Sale - The Bank classifies its current originations
    ----------------------------
    of 30-year, fixed-rate mortgage loans as held for sale. These loans are carried at lower of cost or market.

    Allowance for Possible Loan Losses - The allowance for loan losses is
    ----------------------------------
    increased by charges to income and decreased by charge- offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    Non-Accrual Loans - Loans are reviewed by Management on a regular basis and
    -----------------
    are placed on non-accrual status generally when contractually more than 90 days past due or when, in the opinion of Management, the collection of additional interest is doubtful.

    Real Estate Owned - Real estate owned acquired through, or in lieu of, loan
    -----------------
    foreclosure is initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement are capitalized, whereas costs relating to the holding of property are expensed. Valuations are periodically performed by management, and an allowance for losses is established by a charge to net income if the carrying value of a property exceeds its net realizable value.

    Premises and Equipment - Office properties and equipment are carried at
    ----------------------
    cost less accumulated depreciation. Depreciation is provided by the straight-line method at rates intended to distribute the cost of buildings and equipment over their estimated service lives of five to forty years and three to ten years, respectively.

    Loan Origination Fees and Related Costs - Loan fees are accounted for in
    ---------------------------------------
    accordance with SFAS No. 91, Accounting for Nonrefundable Fees and Costs
                                 -------------------------------------------
    Associated with Originating or Acquiring Loans and Initial Direct Costs of
    --------------------------------------------------------------------------
    Leases.  Loan fees and certain direct loan origination costs are deferred,
    ------
    and the net fee or cost is recognized as an adjustment to interest income using a method which approximates the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

    Income Taxes - Deferred income taxes are provided on elements of income
    ------------
    that are recognized for financial accounting purposes in periods different than such items are recognized for income tax purposes. The principal elements of deferred income taxes are provisions relating to different accounting and tax treatment of accrued income and expenses (see Note 10).

    In February 1992, SFAS No. 109, Accounting for Income Taxes, was issued.
                                    ---------------------------
    The principal changes required by SFAS 109 are the adoption of the liability method of accounting for deferred taxes and revision of the criteria for recognition and measurement of deferred tax assets. The Bank adopted this standard for the fiscal year beginning October 1, 1992. Because the effect on the consolidated financial statements was immaterial, the cumulative effect of applying the new accounting method was reflected as of October 1, 1992 as a charge to income tax expense of approximately $32,000, and is included in the accompanying 1993 consolidated statement of income.

    Earnings Per Share - Earnings per share is based on the weighted average
    ------------------
    number of shares plus equivalent shares outstanding. The dilutive effect of shares issuable under stock options is immaterial.

    Reclassifications - Reclassifications of certain prior period amounts were
    -----------------
    made for comparative purposes.

    New Accounting Pronouncements Not Yet Adopted - In May, 1993, SFAS No. 114,
    ---------------------------------------------
    Accounting by Creditors for Impairment of a Loan, was issued.  SFAS No. 114
    ------------------------------------------------
    provides guidance on recognition of impairment of a loan as well as methods for measurement of impairment. The Bank will be required to adopt SFAS No. 114 for the fiscal year beginning October 1, 1995. The impact of this adoption on the Bank's consolidated financial statements is not presently determinable.

    Also in May, 1993, SFAS No. 115, Accounting for Certain Investments in Debt
                                     ------------------------------------------
    and Equity Securities, was issued.  SFAS No. 115 requires management to
    ---------------------
    classify its investment portfolio into three categories: (i) held-to-maturity, (ii) available-for-sale and (iii) trading securities, and sets forth specific criteria for making these classifications. Under SFAS No. 115 unrealized holding gains and losses for trading securities are included in earnings while unrealized holding gains and losses for available-for-sale securities are reported as a separate component of stockholders' equity, net of tax effects, until realized. Held-to-maturity securities continue to be recorded at their amortized cost. Portfolio additions beyond the date of adoption of this statement are to be classified into the appropriate category when purchased. The Bank will be required to adopt SFAS No. 115 for the fiscal year beginning October 1, 1994. Early adoption is permitted and Management is evaluating that option. The impact of adoption is not presently determinable due to the potential for changes in the market values of the affected securities.

2.  INVESTMENT SECURITIES

    The Bank's investment securities held for investment are summarized as follows (In thousands):

                                                                           AT SEPTEMBER 30,
                                                                           ----------------
                                                                   1993                      1992
                                                          -----------------------  -------------------------
                                                                        ESTIMATED                  ESTIMATED
                                                          CARRYING        MARKET      CARRYING       MARKET
                                                           VALUE          VALUE        VALUE         VALUE
                                                           -----          -----        -----         -----
    Maturing within one year -
      U.S. Government and agency
      obligations                                                                      $ 6,152      $ 6,355
    Maturing between one and five years-
     U.S. Government and agency
      obligations                                                                       16,484       17,315
    Maturing between ten and twenty
     years
       Municipal obligations                               $5,208          $5,553
                                                           ------          ------      -------      -------
    Total                                                  $5,208          $5,553      $22,636      $23,670
                                                           ======          ======      =======      =======

    Gross unrealized gains and gross unrealized losses on securities held for investment were $346,000 and $-0-, respectively at September 30, 1993, and $1,034,000 and $-0-, respectively at September 30, 1992.

    The Bank's investment securities held for sale are summarized as follows (In thousands):

                                                                            AT SEPTEMBER 30, 1993
                                                                            ---------------------
                                                                                          ESTIMATED
                                                                           CARRYING         MARKET
                                                                            VALUE           VALUE
                                                                            -----           -----
    Maturing within one year -
     U.S. Government and agency obligations                                $ 3,161         $ 3,237
    Maturing between one and five years -
     U.S. Government and agency obligations                                 14,412          15,062
                                                                           -------         -------
    Total                                                                  $17,573         $18,299
                                                                           =======         =======

    Gross unrealized gains and gross unrealized losses on securities held for sale were $736,000 and $10,000, respectively, at September 30, 1993.

    For the years ended September 30, 1993, 1992 and 1991, proceeds from sales of investment securities were $7,029,000, $8,585,000 and $18,319,000, respectively, resulting in realized gains of $28,000, $55,000 and $43,000, respectively, and realized losses of $-0-, $-0-, and $40,000, respectively.

    The weighted average yield for all investment securities was 6.52% and 7.03% for the years ended September 30, 1993 and 1992, respectively.

    Certain U.S. Government securities totaling approximately $1,074,000 and $4,270,000 at September 30, 1993 and 1992, respectively, were pledged for various purposes as required or permitted by law.

3. MORTGAGE-BACKED SECURITIES

    Mortgage-backed securities held for investment are summarized as follows (In thousands):

                                                                            AT SEPTEMBER 30,
                                                                            ----------------
                                                                    1993                      1992
                                                         -----------------------     -------------------------
                                                                          ESTIMATED                  ESTIMATED
                                                          CARRYING         MARKET       CARRYING      MARKET
                                                            VALUE           VALUE         VALUE        VALUE
                                                            -----           -----         -----       -----
    FNMA Certificates                                      $   68          $   77       $40,482      $42,142
    FHLMC Certificates                                      2,902           3,086        36,039       37,483
    Add unamortized premium on purchased
     certificates                                              60                         1,229
    Deduct discount on purchased
     certificates                                              (8)                         (150)
                                                           ------          ------       -------      -------
    Total mortgage-backed securities, net                  $3,022          $3,163       $77,600      $79,625
                                                           ======          ======       =======      =======

    Gross unrealized gains and gross unrealized losses on mortgage-backed securities held for investment were $178,000 and $37,000, respectively at September 30, 1993, and $2,025,000 and $-0-, respectively at September 30, 1992.

    Mortgage-backed securities held for sale are summarized as follows (In thousands):

                                                                                       AT SEPTEMBER 30, 1993
                                                                                       ---------------------
                                                                                                      ESTIMATED
                                                                                      CARRYING         MARKET
                                                                                       VALUE            VALUE
                                                                                       -----            -----
    FNMA Certificates                                                                  $49,427         $51,017
    FHLMC Certificates                                                                  22,750          23,598
    Add unamortized premium on purchased
     certificates                                                                        1,175
    Deduct discount on purchased certificates                                              (77)
                                                                                       -------         -------
    Total mortgage-backed securities, net                                              $73,275         $74,615
                                                                                       =======         =======

    Gross unrealized gains and gross unrealized losses on mortgage-backed securities held for sale were $1,352,000 and $13,000, respectively at September 30, 1993.

    For the years ended September 30, 1993, 1992 and 1991, proceeds from sales of mortgage-backed securities were $4,351,000, $9,384,000 and $2,876,000, respectively, resulting in realized gains of $86,000, $87,000 and $6,000, respectively and realized losses of $86,000, $8,000 and $-0-, respectively.

    The weighted average yield for all mortgage-backed securities was 6.47% and 7.50% for the years ended September 30, 1993 and 1992, respectively.

    Certain mortgage-backed securities totaling approximately $5,805,000 and $4,511,000 at September 30, 1993 and 1992, respectively, were pledged for various purposes as required or permitted by law.

    The Bank holds both adjustable and fixed interest rate mortgage-backed securities for investment. At September 30, 1993, the composition of mortgage-backed securities was as follows (In thousands):

        TERM                                                           TERM TO RATE
 TO CONTRACTUAL MATURITY                  CARRYING VALUE                ADJUSTMENT           CARRYING VALUE
 -----------------------                  --------------                ----------           --------------
     1 yr. - 5 yrs.                            $10,871                 1 mo. - 1 yr.            $48,967
     5 yrs. - 10 yrs.                           13,996
     10 yrs. - 20 yrs.                           2,463
     After 20 years
                                               -------                                          -------

     Total fixed                               $27,330                 Total adjustable         $48,967
                                               =======                                          =======

4.   LOANS RECEIVABLE

     Loans receivable are summarized as follows (In thousands):

                                                                                         AT SEPTEMBER 30,
                                                                                         ----------------
                                                                                       1993             1992
                                                                                       ----             ----
     First mortgage loans (secured primarily
      by 1-4 family residential property)                                            $100,936         $103,530
     Commercial loans                                                                   3,747            2,186
     Construction loans                                                                10,441            8,948
     Savings account loans                                                              2,153            2,009
     Home improvement loans                                                                18               38
     Consumer loans                                                                    40,882           36,306
     Other                                                                                202              232
                                                                                     --------         --------
     Total                                                                            158,379          153,249
                                                                                     --------         --------

     Deduct:
         Allowance for possible loan losses                                             1,162            1,035
         Undisbursed portion of loans in process                                        4,702            3,662
         Unamortized deferred loan fees                                                   205              169
                                                                                     --------         --------
     Total deductions                                                                   6,069            4,866
                                                                                     --------         --------

     Total loans receivable                                                          $152,310         $148,383
                                                                                     ========         ========

     Loans serviced for others                                                       $ 20,269         $ 20,175
                                                                                     ========         ========

     The weighted average yield for all loans was 8.75% and 9.68% for the years ended September 30, 1993 and 1992, respectively.

     Periodically, the Bank originates or purchases commercial and construction loans and commercial real estate mortgage loans, which totaled $32,916,000 at September 30, 1993. These loans are of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. Of these loans, $18,625,000 are collateralized by single and multi-family residential property, $9,381,000 by offices and commercial buildings, $1,163,000 by land, and $3,747,000 in commercial business loans.

     Under the Financial Institution Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a Federally-chartered savings bank's aggregate commercial mortgage loans may not exceed 400% of its capital as determined under the capital standards provisions of FIRREA. BANKFIRST is subject to this limitation. Further, BANKFIRST is subject to regulations limiting its maximum loans outstanding to one borrower. As of September 30, 1993, BANKFIRST is well within each of these limitations.

     The Bank originates both adjustable and fixed interest rate loans. At September 30, 1993, the composition of loans receivable and held for sale was as follows (In thousands):

           TERM                                                          TERM TO RATE
        TO MATURITY                        CARRYING VALUE                 ADJUSTMENT              CARRYING VALUE
        -----------                        --------------                 ----------              --------------
     1 mo. - 1 yr.                             $11,300                 1 mo. - 1 yr.                 $49,845
     1 yr. - 3yrs.                               5,551                 1 yr. - 3 yrs.                 11,514
     3 yrs. - 5 yrs.                            11,126                 3 yrs. - 5 yrs.                 5,431
     5 yrs. - 10 yrs.                           18,492                 After 5 years                     828
     10 yrs. - 20 yrs.                          36,997
     After 20 yrs.                              11,558
                                               -------                                               -------

     Total fixed                               $95,024                 Total adjustable              $67,618
                                               =======                                               =======


     The adjustable rate loans have interest rate adjustment limitations and are generally indexed to U.S. Treasury Obligations or the cost of funds as furnished by the Office of Thrift Supervision ("OTS"). The correlation of the interest rates on adjustable loans with the rates the Bank pays on short-term deposits may be affected by future market factors.

     Activity in the allowance for possible loan losses was as follows (In thousands):

                                                                               FOR THE YEARS ENDED
                                                                                  SEPTEMBER 30,
                                                                                  -------------
                                                                       1993             1992             1991
                                                                       ----             ----             ----
     Balance, beginning of year                                       $1,035           $  440           $ 224
     Provision for loan losses                                           150              608             426
     Charge-offs, net of recoveries                                      (23)             (13)           (210)
                                                                      ------           ------           -----

     Balance, end of year                                             $1,162           $1,035           $ 440
                                                                      ======           ======           =====


5.   PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows (In thousands):

                                                                                           AT SEPTEMBER 30,
                                                                                           ----------------
                                                                                         1993            1992
                                                                                         ----            ----
      Major Classifications
     Land                                                                              $  620          $  667
     Buildings and improvements                                                         5,090           3,694
     Furniture, fixtures and equipment                                                  1,916           2,479
                                                                                       ------          ------
     Total                                                                              7,626           6,840
     Less accumulated depreciation                                                      3,160           3,827
                                                                                       ------          ------

     Premises and equipment, net                                                       $4,466          $3,013
                                                                                       ======          ======


6.   STOCK IN THE FHLB

     BANKFIRST is a member of the FHLB System. As a member of this system, it is required to maintain an investment in capital stock of the FHLB of Atlanta. The investment is stated at cost. The Bank's investment in such stock amounted to $1,696,000 at September 30, 1993 and 1992.

7.   DEPOSITS

     Deposits are summarized as follows (In thousands):

                                                                               AT SEPTEMBER 30,
                                                                     -----------------------------------------
                                                                         1993                       1992
                                                                   ----------------            ---------------
                                                 RATE              AMOUNT        %            AMOUNT         %
                                                 ----              ------        -            ------         -
     NOW                                            1.51%        $ 25,029        12%          $ 22,527      11 %
     Money market deposit                           2.88           11,691         5             12,408       6
     Passbook                                       2.79           36,939        17             35,202      16

     Certificates:
                                             2.51 - 3.00%           3,333         2%
                                             3.01 - 4.00           88,058        40           $ 63,247      30%
                                             4.01 - 5.00           31,420        14             47,659      22
                                             5.01 - 6.00           12,545         6             15,740       7
                                             6.01 - 7.00            2,101         1              7,655       4
                                             7.01 - 8.00            5,502         2              7,458       3
                                              Above 8.00            1,153         1              1,932       1
                                                                 --------       ---           --------     ---
                                                                  144,112        66            143,691      67
                                                                 --------       ---           --------     ---

     Total                                                       $217,771       100%          $213,828     100 %
                                                                 ========       ===           ========     ===

     Weighted average cost
      of deposits                                                              3.63%                      4.88%
                                                                               ====                       ====

     Scheduled maturities of certificate accounts are as follows (In thousands):

                                                                                        AT SEPTEMBER 30,
                                                                                        ----------------
                                                                                    1993             1992
                                                                                    ----             ----
     Less than one year                                                            $ 99,012          $118,699
     One year to two years                                                           13,600            15,914
     Two years to three years                                                        24,401             4,864
     Thereafter                                                                       7,099             4,214
                                                                                   --------           -------

     Total                                                                         $144,112          $143,691
                                                                                   ========          ========

     The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was $11,774,000 and $19,536,000 at
     September 30, 1993 and 1992, respectively.

     An analysis of interest expense on deposits is as follows (In thousands):

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
                                                                          1993            1992            1991
                                                                          ----            ----            ----
     NOW accounts                                                       $  438          $  488         $  606
     Money market accounts                                                 358             495            656
     Passbook accounts                                                   1,055           1,148          1,110
     Certificate accounts                                                5,984           8,362         11,150
                                                                        ------         -------        -------

     Total                                                              $7,835         $10,493        $13,522
                                                                        ======         =======        =======

8.   RETIREMENT PLAN

     The Bank has a noncontributory defined-benefit retirement plan covering substantially all of its employees. Benefits are generally based upon the employee's highest average compensation for a consecutive three year period during the last ten years preceding retirement. It is the Bank's policy to make contributions to the Plan sufficient to meet minimum funding requirements of applicable laws and regulations. Plan assets consist of certificates of deposit and a savings deposit with BANKFIRST.

     The following table sets forth the plan's funded status and amounts recognized in the Bank's consolidated statements of financial condition:

                                                                                             AT SEPTEMBER 30,
                                                                                             ----------------
                                                                                             1993       1992
                                                                                             ----       ----
     Actuarial present value of benefit obligations:
       Accumulated benefit obligation
          Vested                                                                             $666       $603
          Nonvested                                                                            14         10
                                                                                             ----       ----
                                                                                              680        613
     Effect of projected future compensation                                                  284        191
                                                                                             ----       ----
     Projected benefit obligation for service rendered to date                                964        804
     Plan assets at fair value                                                                968        818
                                                                                             ----       ----
     Excess of Plan assets in relation to projected benefit
      obligation                                                                                4         14
     Unrecognized net (gain) loss from past experience
      different from that assumed and effects of changes
      in assumptions                                                                           41        (28)
     Unrecognized net transition obligation (from adoption
      of SFAS No.87)                                                                           71         77
                                                                                             ----       ----

     Prepaid pension cost (included in other assets)                                         $116       $ 63
                                                                                             ====       ====

     The components of net pension expense are as follows:

                                                                                     FOR THE YEARS ENDED
                                                                                        SEPTEMBER 30,
                                                                                        -------------
                                                                                   1993       1992       1991
                                                                                   ----       ----       ----

     Service cost-benefits earned during the period                                $ 71      $ 69       $ 63
     Interest cost on projected benefit obligation                                   63        56         56
     Actual return on plan assets                                                   (61)      (64)       (52)
     Net amortization and deferral                                                   (2)        7          5
                                                                                   ----      ----       ----

     Net pension expense (included in other noninterest
      expense)                                                                     $ 71      $ 68       $ 72
                                                                                   ====      ====       ====

     Assumptions used to develop the net periodic pension
      costs were:
        Discount rate                                                              8.00%     8.00%      8.00%
        Expected long-term rate of return on assets                                8.00      8.00       7.50
        Rate of increase in compensation levels                                    3.00      3.00       3.00

9.   STOCK OPTION PLANS

     The Bank has in effect a stock option plan for the benefit of officers and other employees under two separate grants. The option exercise prices for these two grants are $6.35 and $11.79, respectively. In addition, during fiscal 1992, the Bank ratified a new stock option plan for the benefit of its directors, with an option exercise price of $9.67.

     The following table sets forth number of shares granted, option exercise prices, and current year activity for these plans:

                                                                      STOCK OPTIONS
                                                                      -------------
                                                           EMPLOYEE                 DIRECTOR          TOTAL
                                                           --------                 --------          -----
     Option exercise price                          $  6.35         $ 11.79         $   9.67
                                                    =======         =======         ========
     Options outstanding,
      September 30, 1991                             68,513                                0           68,513
     Granted during fiscal 1992                                      53,137           31,500           84,637
     Exercised during fiscal 1992                   (20,663)                            (525)         (21,188)
                                                   --------         -------          -------         --------
     Options outstanding,
      September 30, 1992                             47,850          53,137           30,975          131,962
     Granted during fiscal 1993
     Exercised during fiscal
      1993                                           (1,000)         (4,750)          (4,725)         (10,475)
                                                   --------         -------          -------         --------
     Options outstanding,
      September 30, 1993                             46,850          48,387           26,250          121,487
                                                     ======          ======           ======          =======
     Authorized for future grants
      at September 30, 1993                                   49,146                  21,000           70,146
                                                              ======                  ======           ======

    10.    INCOME TAXES

     Income tax expense is summarized as follows (In thousands):

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
                                                                           1993          1992         1991
                                                                           ----          ----         ----
        Federal:
          Current                                                          $2,078        $1,961       $1,219
          Deferred                                                            121            70          (80)
                                                                           ------        ------       ------
             Total                                                          2,199         2,031        1,139
                                                                           ------        ------       ------
        State:
           Current                                                         $  230        $  213       $  123
           Deferred                                                            38            (4)          14
                                                                           ------        ------       ------
             Total                                                            268           209          137
                                                                           ------        ------       ------

             Total income tax expense                                      $2,467        $2,240       $1,276
                                                                           ======        ======       ======

     Deferred income tax expense (benefit) results from differences in the recognition of income and expense for tax and financial reporting purposes. The sources of the differences and the related tax effects are as follows (In thousands):

                                                                                  FOR THE YEARS ENDED
                                                                                     SEPTEMBER 30,
                                                                                     -------------
                                                                                1993       1992         1991
                                                                                ----       ----         ----
     Income and expenses recognized in the
      financial statements on the accrual basis
      but on the cash basis for tax purposes                                    $(38)       $56        $(112)
     Effect of allowable federal tax bad debt
      deduction applied to above                                                 125         (5)           7
     Effects of adoption of SFAS No. 109
      (Note 1)                                                                    32
     Other                                                                        40         15           39
                                                                                ----        ---        -----
           Total                                                                $159        $66        $ (66)
                                                                                ====        ===        =====

     The provision for income tax differs from that computed at the statutory federal corporate tax rate of 34% as follows (In thousands):

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
                                                                             1993         1992         1991
                                                                             ----         ----         ----
     Tax at statutory rate                                                 $2,228        $1,912       $1,245
     Bad debt deduction for book purposes
      in excess of amount for tax purposes                                                   48           41
     State excise tax, net                                                    165           135           97
     Tax exempt interest                                                      (56)           (4)          (8)
     Other                                                                    130           149          (99)
                                                                           ------         -----        -----

       Total                                                               $2,467        $2,240       $1,276
                                                                           ======        ======       ======

     Retained income at September 30, 1993 and 1992 includes approximately $4,900,000, and $6,200,000, respectively, representing bad debt deductions for which no deferred taxes have been provided. These amounts represent an allocation of income to bad- debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on these amounts was approximately $1,800,000 and $2,275,000 at September 30, 1993 and 1992, respectively.

11.  CAPITAL REQUIREMENTS

     BANKFIRST may not declare or pay a cash dividend on, or repurchase, any of its common stock if the effect thereof would cause the net worth of BANKFIRST to be reduced below either the amount required for its liquidation account or the net worth requirements imposed by the OTS. As of September 30, 1993, BANKFIRST was in compliance with these requirements.

     The following table sets forth, as of September 30, 1993, BANKFIRST's capital under generally accepted accounting principles (GAAP), regulatory capital, ratios and comparisons to required regulatory capital amounts under FIRREA (In thousands):

                                                                                     REGULATORY
                                                                         ------------------------------------
                                                             GAAP        TANGIBLE       CORE       RISK-BASED
                                                            CAPITAL      CAPITAL       CAPITAL      CAPITAL
                                                            -------      -------       -------      -------
     GAAP capital, per consolidated
      financial statements                                  $24,502      $24,502      $24,502      $24,502
                                                            =======

     Nonallowable Assets:
        Purchased-servicing assets                                           (22)         (22)        (220)
        Other

     Additional Capital Items -
        General Valuation Allowance                                                                  1,162
                                                                         -------      -------      -------

     Regulatory capital-actual                                            24,480       24,480       25,642
     Minimum capital required                                              3,932        7,863       11,105
                                                                         -------      -------      -------

     Regulatory capital-excess                                           $20,548      $16,617      $14,537
                                                                         =======      =======      =======

     Actual regulatory capital as a
      percentage of total assets
      or risk-adjusted assets                                               9.34%        9.34%       18.47%

     Minimum capital percentage                                             1.50         3.00         8.00
                                                                            ----         ----        -----
      required

     Actual regulatory capital as a
      percentage in excess of requirement                                   7.84%        6.34%       10.47%
                                                                            ====         ====        =====


    12.    BORROWED FUNDS

     Borrowed funds consist entirely of advances from the FHLB and amounted to $17,000,000 at September 30, 1993 and 1992. Pursuant to collateral agreements with the FHLB, advances are collateralized by qualifying first mortgage loans. Advances at September 30, 1993 have maturity dates as follows (In thousands):

     Less than one year                                                                              $ 6,000
     One year to two years                                                                             6,000
     Two years to three years                                                                          2,000
     Thereafter                                                                                        3,000
                                                                                                     -------

     Total                                                                                           $17,000
                                                                                                     =======

     For the years ended September 30, 1993 and 1992, the average balance of such advances was $17,310,000 and $8,992,000, respectively, and the maximum balance outstanding was $22,000,000 and $18,500,000, respectively.

     Interest expense incurred on such advances during 1993, 1992 and 1991 was $853,000, $444,000 and $-0-, respectively. The weighted average cost of these advances was 4.93% and 4.94% at September 30, 1993 and 1992, respectively.

13. COMMITMENTS, FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

     At September 30, 1993 and 1992, financial instruments with off-balance sheet risk to the Bank consisted of loan commitments and a letter of credit issued as collateral for a bond issuance. Management does not expect to incur any loss in connection with this letter of credit commitment. Information related to these commitments is summarized as follows (In thousands):

                                                             1993                            1992
                                                    -----------------------        ----------------------
                                                    AMOUNT            RATE         AMOUNT            RATE
                                                    ------            ----         ------            ----
     Fixed                                          $ 5,179        6.50-9.50%     $ 7,294          7.00-9.50%
     Variable                                         8,916        4.25-7.80%       7,051         5.875-8.50%
                                                    -------                       -------

     Total                                          $14,095                       $14,345
                                                    =======                       =======

     Commitments consist of:
        Loan originations                           $10,833                       $11,167
        Letter of credit                              3,262                         3,178
                                                    -------                       -------

     Total                                          $14,095                       $14,345
                                                    =======                       =======

     The loans to which these commitments apply are fully collateralized by single-family residences and other real property. The letter of credit is collateralized by a multi-family property in Atlanta, Georgia.

     The Bank originates the majority of its loans in Morgan, Limestone and Lawrence counties in Alabama.

14.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Summarized quarterly financial information for the years ended September 30, 1993 and 1992 is as follows (In thousands, except per share amounts):

                                                                               QUARTER
                                                             ----------------------------------------------
                                                              FIRST       SECOND        THIRD         FOURTH
                                                              -----       ------        -----         ------
     1993:
     Interest income                                         $ 5,194      $ 4,945       $ 4,947      $ 4,905
     Interest expense                                          2,279        2,133         2,144        2,132
                                                             -------      -------       -------      -------
     Net interest income                                       2,915        2,812         2,803        2,773
     Provision for loan losses                                   (96)         (22)          (32)
     Noninterest income                                          324          331           268          338
     Noninterest expense                                      (1,434)      (1,496)       (1,403)      (1,527)
                                                             -------      -------       -------      -------
     Income before income taxes                                1,709        1,625         1,636        1,584
     Income tax expense                                         (694)        (597)         (598)        (578)
                                                             -------      -------       -------      -------

     Net income                                              $ 1,015      $ 1,028       $ 1,038      $ 1,006
                                                             =======      =======       =======      =======

     Earnings per share                                      $  0.56      $  0.56       $  0.57      $  0.54
                                                             =======      =======       =======      =======

     Cash dividends per share                                $  0.15      $  0.15       $  0.16      $  0.16
                                                             =======      =======       =======      =======

     Market price per share:
        Low                                                       13           15        16 1/4       17 3/4
                                                                  ==           ==        ======       ======

        High                                                  15 5/8       19 1/4            19       21 3/8
                                                              ======       ======            ==       ======

     1992:
     Interest income                                         $ 5,365      $ 5,262       $ 5,274      $ 5,344
     Interest expense                                          3,068        2,784         2,639        2,446
                                                             -------      -------       -------      -------
     Net interest income                                       2,297        2,478         2,635        2,898
     Provision for loan losses                                   (67)        (178)         (183)        (180)
     Noninterest income                                          313          433           284          289
     Noninterest expense                                      (1,210)      (1,296)       (1,329)      (1,561)
                                                             -------      -------       -------      -------
     Income before income taxes                                1,333        1,437         1,407        1,446
     Income tax expense                                         (519)        (611)         (573)        (537)
                                                             -------      -------       -------      -------

     Net income                                              $   814      $   826       $   834      $   909
                                                             =======      =======       =======      =======

     Earnings per share                                      $  0.45      $  0.46       $  0.46      $  0.51
                                                             =======      =======       =======      =======

     Cash dividends per share                                $ 0.133      $ 0.133       $  0.15      $  0.15
                                                             =======      =======       =======      =======

     Market price per share:
        Low                                                    9 1/2       10 5/8            12       12 5/8
                                                               =====       ======            ==       ======

        High                                                  10 5/8       12 7/8        14 5/8       15 1/2
                                                              ======       ======        ======       ======

15.  INTEREST RATE RISK

     The Bank is engaged principally in providing first mortgage loans to individuals and commercial enterprises. At September 30, 1993, the Bank's assets consist partly of assets that earned interest at fixed interest rates. Those assets were funded primarily with short-term liabilities that have interest rates that vary with market rates over time. The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at higher interest rates, thereby reducing the market value of long-term assets and net interest income. Conversely,in a decreasing rate environment, the Bank's asset value and net interest income will show improvement.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of the Bank's financial instruments:

     Cash and Cash Equivalents - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities and Mortgage-Backed Securities - Fair values of these securities are based on quoted market prices or dealer quotes.

     Loans - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers for the same remaining maturities.

     Deposits - The fair value of NOW accounts, money market deposits and passbook savings is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar maturities.

     Borrowed Funds - The fair value of borrowed funds is estimated by discounting future cash flows using the rates currently available when obtaining such funds.

     The estimated fair values of the Bank's financial instruments at September 30, 1993 are as follows (In thousands):

                                                                                   CARRYING          FAIR
                                                                                    VALUE            VALUE
                                                                                    -----            -----
     Assets:
        Cash and cash equivalents                                                   $  2,462        $  2,462
        Investment securities held for investment                                      5,208           5,553
        Investment securities held for sale                                           17,573          18,299
        Mortgage-backed securities held for
         investment                                                                    3,022           3,163
        Mortgage-backed securities held for sale                                      73,275          74,615
        Loans receivable, net                                                        152,310         156,866
                                                                                    --------        --------

           Total assets                                                             $253,850        $260,958
                                                                                    ========        ========

     Liabilities:
        Deposits                                                                    $217,771        $219,516
        Borrowed funds                                                                17,000          17,110
                                                                                    --------        --------

           Total liabilities                                                        $234,771        $236,626
                                                                                    ========        ========

17.  PARENT COMPANY ONLY FINANCIAL STATEMENTS

     Separate condensed financial statements of BANCFIRST Corporation are as follows (In thousands):

     STATEMENTS OF FINANCIAL CONDITION
     SEPTEMBER 30, 1993 AND 1992

     ASSETS                                                                            1993            1992
                                                                                       ----            ----

     Cash and cash equivalents                                                       $   419         $   167
     Investment securities:
        Held for investment (estimated market value
         of $2,079)                                                                                    1,989
        Held for sale (estimated market value of
         $3,125)                                                                       2,996
     Mortgage-backed securities:
        Held for investment (estimated market values
         of $832 and $3,102, respectively)                                               782           2,959
        Held for sale (estimated market value of
         $1,108)                                                                       1,074
     Investment in BANKFIRST                                                          24,502          21,522
     Other assets                                                                        145             181
                                                                                     -------         -------

     TOTAL ASSETS                                                                    $29,918         $26,818
                                                                                     =======         =======

     LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities:
        Taxes payable                                                                $     2         $     4
        Other                                                                             24              16
                                                                                     -------         -------

           Total liabilities                                                              26              20
                                                                                     -------         -------

     Stockholders' Equity:
        Common stock                                                                      18              18
        Additional paid-in capital                                                    11,184          11,075
        Retained income                                                               18,690          15,705
                                                                                     -------         -------

           Total stockholders' equity                                                 29,892          26,798
                                                                                     -------         -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $29,918         $26,818
                                                                                     =======         =======

     STATEMENTS OF INCOME
     YEARS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                         1993           1992           1991
                                                                         ----           ----           ----
     INCOME:
        Interest on investment securities                             $   144        $    70
        Interest on mortgage-backed securities                            191            309         $   177
        Dividends from BANKFIRST                                        1,102          1,005           5,467
                                                                      -------        -------         -------
           Total income                                                 1,437          1,384           5,644
                                                                      -------        -------         -------
     EXPENSES:
        Taxes                                                              (3)            28              47
        Investor relations                                                122            125              34
        Other                                                             211            177              26
                                                                      -------        -------         -------
           Total expenses                                                 330            330             107
                                                                      -------        -------         -------
     Income before undistributed earnings
      from BANKFIRST                                                    1,107          1,054           5,537

     Undistributed earnings from BANKFIRST                              2,980          2,329             540
                                                                      -------        -------         -------
     NET INCOME                                                       $ 4,087        $ 3,383         $ 6,077
                                                                      =======        =======         =======

     STATEMENTS OF CASH FLOWS
     YEARS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                      1993           1992          1991
                                                                      ----           ----          ----
     CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                    $ 4,087        $ 3,383         $ 6,077
        Adjustments to reconcile net income to
         cash provided by operating activities:
           Mortgage-backed securities transferred
            to holding company as dividend                                                            (4,645)
           Equity in undistributed earnings of
            BANKFIRST                                                  (2,980)        (2,329)           (540)
           Accretion of discounts                                          (3)            (3)
           Amortization of premiums                                                        5
           Increase (decrease) in other assets                             37            (15)           (166)
           Increase (decrease) in taxes payable                            (2)           (26)             30
           Increase in other liabilities                                    8              7               8
                                                                      -------        -------         -------
             Net cash provided by operating
              activities                                                1,147          1,022             764
                                                                      -------        -------         -------
     CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of mortgaged-backed securities                         (490)          (493)
        Purchases of investment securities                             (1,004)        (1,989)
        Principal collections on mortgage-backed
         securities                                                     1,592          1,842             336
                                                                      -------        -------         -------
             Net cash provided by (used in)
              investing activities                                         98           (640)            336
                                                                      -------        -------         -------

     CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends paid                                                 (1,102)        (1,003)           (467)
        Proceeds from exercise of stock options                           109            135              20
                                                                      -------        -------         -------
             Net cash used in financing
              activities                                                 (993)          (868)           (447)
                                                                      -------        -------         -------
     INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                                    252           (486)            653

     CASH AND CASH EQUIVALENTS:
        BEGINNING OF YEAR                                                 167            653
                                                                      -------        -------         -------

        END OF YEAR                                                   $   419         $  167          $  653
                                                                      =======         ======          ======